SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  June 11, 1999
                                  -------------
                Date of Report (Date of earliest event reported)


                                ORTHODONTIX, INC.
                                -----------------
             (Exact name of Registrant as specified in its charter)


               Florida                   000-27836            65-0643773
               -------                   ---------            ----------
  (State or other jurisdiction of       (Commission         (IRS Employer
   incorporation or organization)       File Number)     Identification No.)


           2222 Ponce de Leon Blvd., 3rd Floor, Coral Gables, FL 33134
           -----------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (305) 446-8661
                                 --------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 2.           Acquisition or Disposition of Assets


         As of June 11, 1999, Orthodontix, Inc. (the "Company") sold to two affiliated practices accounts receivable, fixed assets and certain other assets relating to the respective practices. In connection with the sale of assets, the Company is to be paid $300,000 in cash, ($250,000 of which has been paid and $50,000 of which is to be paid on or before June 30, 1999), a note payable to the Company over a 42 month period in the principal amount of $50,000, and 215,087 shares of the Company's common stock. In addition, in connection with the transactions, one of the practices paid in full a promissory note in the remaining principal amount of approximately $141,000. As a result of the sale of these assets, the Company terminated its affiliation with these two orthodontic practices.

Item 5.           Other Events

         The Company is also engaged in discussions with several other affiliated practices regarding the sale of practice assets and the overall termination of their affiliation with the Company. As a result of these discussions, the Company is contemporaneously exploring to what extent it will continue its practice management operations, whether on its own, together with another company pursuant to a business combination or if at all. As of the date hereof there are no agreements, agreements in principle or understandings with respect to any business combination or discontinuing the Company's practice management business.

         This report contains forward-looking statements, including statements concerning the pay down of amounts under the Company's credit facility. Other risks and uncertainties are detailed in the Company's most recent Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ORTHODONTIX, INC.
                                          (Registrant)


Dated: June 14, 1999                      By:  /s/ F.W. Mort Guilford
                                               ---------------------------------
                                               F.W. Mort Guilford, President




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